EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 5, 2010 in the Amendment No. 2 to the Registration Statement (File No. 333-162605) and related Prospectus of Claymore Securities Defined Portfolios, Series 642.


                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                          GRANT THORNTON LLP


Chicago, Illinois
March 5, 2010